EXHIBIT 10.1

Dated the 28th day of December 2006

Dong Shunsheng
Zhang Xiaoxiao
Xia Weilan
Cai Daqin
Xia Fengling
Zeng Yunwo

WENZHOU LIREN EDUCATION GROUP CO., LTD.

and

AI-ASIA INFORMATION TECHNOLOGY (SHANGHAI) CO., LTD.

COOPERATIVE AGREEMENT
ON TAISHUN YUCAI SENIOR SCHOOL

Table of Contents

1	Definitions	4
2	Preconditions	8
3	Assets and Operation of Yucai	9
4	Sale and Purchase of the Sale Interests	9
5	Management Contract A and Management Contract B	10
6	Representations and Warranties	11
7	Fees and Taxes	13
8	Registration of the New Company	13
9	Profit Allocation of the New Joint Venture Company	13
10	Management of the New Joint Venture Company	14
11	Business Term of the New Joint Venture Company	14
12	Confidentiality	14
13	Breach of the Agreement	14
14	Dispute Settlement	14
15	Governing Law and Jurisdiction	15
16	Effectiveness	15
17	Miscellaneous	15
Schedule 1:	Amendments of the Article of Association of Yucai	17
Schedule 2:	Primary Terms and Conditions of Letter of Warranty	18
Schedule 3:	Acknowledged Due Diligence Results & Financial Projections	19
Schedule 4:	Primary Terms and Conditions of Management Contract A	20
Schedule 5:	Primary Terms and Conditions of Management Contract B	21
Schedule 6:	Assets List and Property Right Certificate of Yucai	22
Schedule 7:	Employee Payroll and Students Roster of Yucai	23
Schedule 8:	All Licenses & Permits for Running Yucai	24
Schedule 9:	Primary Terms and Conditions of the Sale and Purchase Agreement	25
Schedule 10:	Primary Terms and Conditions of the Share Consideration	27

THIS AGREEMENT is entered into on the 28th day of December 2006 in Wenzhou.

BETWEEN:

(1)	Dong Shunsheng, Zhang Xiaoxiao, Xia Weilan, Cai Daqin, Xia Fengling and Zeng Yunwo (described as following and collectively referred to “Dong Shunsheng and His Fellows”;

Dong Shunsheng, (Holder of PRC ID Number 330329621102001) of No. 117, Taishou Road, Taishun, Wenzhou, Zhejiang, People’s Republic of China;

Zhang Xiaoxiao, (Holder of PRC ID Number 330329196505260020) of No. 117, Taishou Road, Taishun, Wenzhou, Zhejiang, People’s Republic of China;

Xia Weilan, (Holder of PRC ID Number 330329630427002) of No. 117, Taishou Road, Taishun, Wenzhou, Zhejiang, People’s Republic of China;

Cai Daqin, (Holder of PRC ID Number 330329296307181145) of No. 117, Taishou road, Taishun, Wenzhou, Zhejiang, People’s Republic of China;

Xia Fengling, (Holder of PRC ID Number 330329700116002) of No. 117, Taishou Road, Taishun, Wenzhou, Zhejiang, People’s Republic of China;

Zeng Yunwo, (Holder of PRC ID Number 330105671103001) of No. 117, Taishou Road, Taishun, Wenzhou, Zhejiang, People’s Republic of China;

(2)
Wenzhou Liren Education Group Co., Ltd., a limited liability company incorporated in Wenzhou with its registered office at No. 117, Taishou Road, City Town, Taishun, Wenzhou, Zhejiangl People’s Republic of China and legal representative of Dong Shunsheng (hereinafter “Liren”); and

(3)
Ai-Asia Information Technology (Shanghai) Co., Ltd., a wholly-owned foreign company with limited liability and registered office at Room 628-14, Building 2, Guo Shou Jing Road, Zhangjiang Hi-Tech Park, Shanghai, People’s Republic of China and legal representative of Zhou Bizheng. Currently it is in the process of changing its name to Hartcourt Education Investment Management & Consulting (Shanghai) Co., Ltd. (hereinafter “Hartcourt Education”).

WHEREAS:

1.
Taishun Yucai Senior School (“Yucai”) is a private school duly incorporated and validly existing and has legally obtained the “License for Sponsoring and Running Private School” (License No. Private Education 3303293200603) and “Registration Certificate of Private Non-Enterprise Unit” (Certificate TAI MIN ZHENG ZI No. 2000ó004) in China;

2.	Dong Shunsheng and His Fellows, all of whom are Chinese natural persons, co-founded Yucai as investors, while Liren acts as the sponsor of Yucai;

3.	Hartcourt Education is a wholly-owned foreign company duly incorporated and validly existing with limited liability in China;

4.	Liren hereby agrees to sell its 51% sponsorship rights and interests in Yucai indirectly to Hartcourt Education, and Hartcourt Education agrees to purchase it;

5.	Dong Shunsheng and His Fellows have agreed that Hartcourt Education is the sole and exclusive provider of education & consulting management services to Yucai except themselves.

6.	Yucai signed the Memorandum of Understanding with Hartcourt Companies, Inc, the parent company of Hartcourt Education, on the restructuring and co-sponsoring of Yucai on September 28, 2006.

THEREFORE, IT IS HEREBY AGREED BY DONG SHENSHENG AND HIS FELLOWS, LIREN AND HARTCOURT EDUCATION AS FOLLOWS:

1.	DEFINITIONS

In this Agreement (including the Schedules), unless the context otherwise defines, the following words and expressions in capital letters shall have the following meanings:

“Dong Shunsheng and His Fellows”
The six Chinese natural persons of Dong Shensheng, Zhang Xiaoxiao, Xia Weilan, Cai Daqin, Xia Fengling and Zeng Yunwo. Dong Shunsheng and His Fellows were the investors of Yucai prior to the execution of the Agreement.

“Liren”	Wenzhou Liren Education Group Co., Ltd. Liren was the sponsor of Yucai prior to the execution of the Agreement.
“Hartcourt Education”
Ai-Asia Information Technology (Shanghai) Co., Ltd. It is now in the process of changing its name to Hartcourt Education Investment Management and Consulting (Shanghai) Co., Ltd. Hartcourt Education is the wholly owned subsidiary of Hartcourt.

“Hartcourt”
The Hartcourt Companies, Inc. is incorporated in State of Utah, United States, the shares of which are currently listed on the Over-the-Counter Bulletin Board (“OTCBB”) of the United States. Hartcourt conducts and focuses its business on the education investment and management.

“Yucai”	Taishun Yucai Senior School. Prior to the execution of the Agreement, Dong Shunsheng and His Fellows are the investors of Yucai, while Liren is the sponsor of Yucai.

“Investors and Sponsors”	The entity or individual which invested and/or sponsored Yucai pursuant the regulations of PRC law.
“New Company”	A limited liability company that Liren will newly establish. Dong Shunsheng and His Fellows will make the New Company become the sponsor of Yucai.
“Board”	The board of directors of Taishun Yucai School.
“Related natural persons”
Natural persons that signed “Letter of Funding” and “Investment Agreement” with the Board of Yucai. The following are generally agreed in such documents: Related Natural Persons would invest in Taishun Yucai Schools (Taishun Yucai Senior School, Taishun Yucai Junior High School, Taishun Yucai Primary School, Taishun Yucai Kindergarten), and become the “Investors” of the schools in respect hereof. Such Related Natural Persons can draw down at not less than 15% dividend at the end of each anniversary year for the three years following the investing date.

“Teaching Facility and Assets of Yucai”	Buildings, equipments and lands, etc. that Yucai applies for its teaching activities.
“Financial Due Diligence”
The Financial Due Diligence conducted by KRC Business & Financial Advisors as entrusted by Hartcourt Education prior to December 20, 2006 on Yucai’s financial standing as of October 22, 2006, and the results of which were taken as the financial document for Yucai to change its existing sponsor to the New Company. Detailed Financial Due Diligence results are set out in the Schedule 3.

“Financial Projections”
In relation to the year ending on December 31, 2007, 2008 and 2009, the Financial Projection on Yucai conducted by KRC Business & Financial Advisors as entrusted by Hartcourt Education prior to December 20, 2006. Detailed Financial Projections is set out in the Schedule 3.

“Letter of Warranty”
The Letter of Warranty made by Dong Shunsheng and His fellows to Hartcourt Education and the New Company, to covenant the commitment to Hartcourt Education and the New Company in respect of the Teaching Facility and Assets of Yucai. The primary terms and conditions of the Letter of Warranty are set out in Schedule 2.

“Management Contract A”
The management contract executed by Hartcourt Education, Dong Shunsheng and His Fellows and Yucai to agree that Hartcourt Education’s responsibility on education management of Yucai and providing consulting service as such. In exchange for that, Yucai shall pay management fee to Hartcourt Education, with Dong Shunsheng and His Fellows assuming the guarantee liability.

“Management Fee A”	The management fee defined in aforesaid Management Contract A includes the base management fee and performance management fee, the amount and calculation of which as set out in Clause 5.2.
“Management Contract B”
The management contract executed by Dong Shunsheng and His Fellows and Yucai to agree on the offering of education management and consulting service by Dong Shunsheng and His Fellows to Yucai. In exchange of that, Yucai shall pay management fee to Dong Shunsheng and His Fellows.

“Management Fee B”	The management fee defined in aforesaid Management Contract B, the amount and calculation of which as set out in Clause 5.5.
“Original Contracts”	Any contract entered into by Dong Shunsheng and His Fellows and Yucai before the execution of this Agreement.
“Sale Interests”	51% of the entire interest in the registered capital of the New Company to be sold by Liren to Hartcourt Education.

“Agreement for Sale and Purchase of Certain Interest in the Registered Capital of the New Company”	The agreement executed by Liren and Hartcourt Education on the sale and purchase of 51% of the entire interest in the registered capital of the New Company.
“Consideration”	The total consideration payable by Hartcourt Education of which includes US$2,000,000 cash and 5,500,000 new Hartcourt Restricted Shares of Common Stock.
“Restricted Shares of Hartcourt Common Stock”
The ordinary restricted shares of common stock with par value of US$0.001 each in the capital of Hartcourt to be allotted and issued in the name of Liren’s nominees. Trading symbol: U.S. HRCT.OB, Frankfurt 900009.

“Delivery Date of the Sale Interests in the New Company”
The delivery date of the 51% sale interests in the New Company, on which, pursuant to the PRC law, 51% control of the New Company has changed from Liren to Hartcourt Education. Delivery Date of Sale Interests in the New Company shall be within 30 business days upon obtaining all necessary consents permits and approval from relevant Governmental Agency on Foreign Investment.

“Consideration Shares Trading Date”
The date on which the restricted shares of Hartcourt common stock as share consideration are permitted to be freely traded at the stock exchange. The date shall be the first trading date after one anniversary of the date when Hartcourt issues the consideration shares to the nominees of Liren.

“Governmental Education Approval Authority”	The original education approval authority of Yucai.
“Governmental Agency on Foreign Investment”	Relevant PRC Administrative authority on Foreign Economic & Trade.
“Consideration Payment Dates”	The dates on which Hartcourt Education pays cash consideration and issues Restricted Shares of Hartcourt Common Stock to Liren.
“Net Profit”	Net Profit = total audited revenue - total audited expenses (all based on U.S. GAAP and audited by independent auditor)

2.	PRECONDITIONS

2.1
Liren shall establish the New Company before January 31, 2007 and change the sponsor of Yucai to the New Company through amending the Article of Association of Yucai etc, pursuant to the regulations of PRC law. The amendment of the Article of Association of Yucai is set out in Schedule 1.

2.2
Dong Shunsheng and His Fellows shall present a Letter of Warranty to Hartcourt Education and the New Company, agrees that within twenty years upon which, provided that the Teaching Facility and Assets that are currently being used by Yucai ceases to be so, including but not limit to the changes of the purpose of land usage and obligee of the land and real properties, and which causes that Yucai cannot pay the Management Fee A to Hartcourt Education pursuant to Management Contract A, in this regards, Dong Shunsheng and His Fellows shall indemnify Hartcourt Education against all the losses incurred, including but not limit to the Management Fee A. Moreover, Dong Shunsheng and His Fellows shall provide Teaching Facility and Assets comparable to current property area in use to Yucai free of any charges and obligations. In the event of any loss to the New Company or Yucai, caused by the Letter of Funding and Investment Agreement duly signed by the Board of Yucai and Related Natural Persons, Dong Shunsheng and His Fellows shall fully indemnify against all the losses and liabilities; Whenever Dong Shunsheng and His Fellows obtain reasonable profit/returns from Yucai, they shall assign the profit/returns to the New Company in full amount; Dong Shunsheng and His Fellows agree that Hartcourt Education and the New Company will audit the accounts of Yucai periodically, including without limitation, account vouchers, account books and audit report, etc. The aforesaid warranties made by Dong Shunsheng and His Fellows shall be secured by all their equity interests in Liren in pledge. The primary terms and conditions of the Letter of Commitment are set out in Schedule 2.

2.3
Hartcourt Education has entrusted independent professionals to perform financial due diligence and financial projection on Yucai. Hartcourt Education, Liren as well as Dong Shunsheng and His Fellows hereby acknowledge the results of the due diligence in writing. Acknowledged results of financial due diligence and financial projection are set out in Schedule 3.

2.4
Yucai, Dong Shunsheng and His Fellows and Hartcourt Education shall duly execute the Management Contract A, covenanting that Hartcourt Education shall provide education management and consulting services to Yucai, while Yucai shall pay Management Fee A to Hartcourt Education each year. In this regards, Dong Shunsheng shall assume the liability of guarantee. The primary terms and conditions of Management Contract A are set out in Schedule 4.

2.5
As at the date of this Agreement, Dong Shunsheng and His Fellows have presented all the Original Contracts duly signed with Yucai to Hartcourt Education, and a Termination Contract has been entered into between Dong Shunsheng and His Fellows and Yucai to terminate all previously executed Original Contracts by all parties.

2.6
Yucai and Dong Shunsheng and His Fellows shall enter into Management Contract B in respect thereof to covenant education management and consulting services that Dong Shunsheng and His Fellows shall provide to Yucai and Yucai shall pay Management Fee B to Dong Shunsheng and His Fellows each year for the services rendered. The primary terms and conditions of Management Contract B are set out in Schedule 5.

3.	ASSETS AND OPERATIONS OF YUCAI

3.1
Prior to the Sale and Purchase of the Sale Interests, total amount of operating assets of Yucai, including but not limit to land use right, real property, automobiles, computers, teaching appliances, desks and chairs, lab equipment and facilities and property lease agreements, shall be not less than RMB40,000,000, and net assets of not less than RMB20,000,000. Assets list and Property Right Certificate of Yucai are set out in Schedule 6.

3.2
Prior to the Sale and Purchase of the Sale Interests, total number of faculty of Yucai shall be not less than 150 persons, among which full-time teachers of not less than 90 persons, and teachers with senior high school qualifications of not less than 90 persons; and total number of students on campus of not less than 1,700 persons. Employee Payroll and Students Roster of Yucai are set out in Schedule 7.

3.2	All licenses and permits for running Yucai are set out in Schedule 8.

4	SALE AND PURCHASE OF THE SALE INTERESTS

4.1
Within 30 business days upon the Preconditions are satisfied and the prerequisites are met in respect of the Assets and Operations of Yucai referred to in Clause 3, Liren and Hartcourt Education shall sign and execute an Agreement for Sale and Purchase of Certain Interest in the Registered Capital of the New Company. Subject to the terms and conditions of the agreement, Liren shall sell its 51% equity interest in the New Company to Hartcourt Education. The primary terms and conditions of the Agreement for Sale and Purchase of Certain Interest in the Registered Capital of the New Company are set out in Schedule 9.

4.2
The Consideration for the sale and purchase of the Sale Interests shall be an aggregate of US$2,000,000 cash and 5,500,000 Restricted Shares of Hartcourt Common Stock, based on the assets of Yucai, the capital injected to the New Company from Liren and the financial projections each year in the future years.

4.3	Hartcourt Education shall credit the Consideration to the accounts designated by Liren.

4.4.	Since the Delivery Date of the Sale Interests in the New Company, Hartcourt Education shall take over the 51% control of the New Company from Liren as shareholder pursuant to the Agreement.

4.5.	Hartcourt Education shall credit the Consideration to the nominees designated by Liren, satisfied as details hereunder:-

(1)
Within 30 business days upon the Delivery Date of the Sale Interest in the New Company, Hartcourt Education shall issue and allot the Consideration of total 5,500,000 Restricted Shares of Hartcourt Common Stock to the nominees designated by Liren. Hartcourt and Hartcourt Education shall jointly guarantee the average closing price of the 3 days immediately prior to the Consideration Shares Trading Date at not less than US$0.50 per share, otherwise, Hartcourt shall, within 10 business days from the Consideration Shares Trading Date, credit additional cash or issue and allot to the nominees additional new Restricted Shares of Hartcourt Common Stock to make it up. The primary terms and conditions of issuance of Restricted Shares of Hartcourt Common Stock and Consideration Shares Trading Date are set out in Schedule 10.

(2)	Within 30 business days upon the Delivery Date of the Sale Interests in the New Company, Hartcourt Education shall credit US$1,000,000 cash Consideration to the accounts designated by Liren;

(3)	Before July 31, 2007, Hartcourt Education shall credit US$500,000 cash Consideration to the accounts designated by Liren;

(4)	Before January 31, 2008, Hartcourt Education shall credit US$500,000 cash Consideration to the accounts designated by Liren.

5.	MANAGEMENT CONTRACT A AND B

5.1	Hartcourt Education shall provide education management and consulting services to Yucai, detailed as follows:-

(1)	Assisting to prepare and amend the corporate governance system, financial management policy of Yucai, etc.;

(2)	Assisting to introduce the overseas advanced teaching model and methodology;

(3)	Assisting Yucai to upgrade its financial management, and assign financial expert to instruct and manage the financial department of Yucai;

(4)	Assist to set up the employment guide and coordination committee for graduates, and assign experts to instruct and coordinate the graduates employment;

(5)	To offer the overseas exchange opportunity for students of Yucai as it may practically need;

(6)	To offer the overseas training opportunity for faculty of Yucai as it may practically need;

(7)	Assisting Yucai to make material strategic decisions and the implementation procedures in detail;

(8)
Assisting to manage Yucai and the New Company in fully compliance with the regulations and rules of the United States Securities Exchange Commission, and offer the consulting service in the aspect of corporate governance, legal, financial management, audit, etc.;

(9)	To provide other related consulting services as it may be required by Yucai.

5.2	Yucai will pay the Management Fee A to Hartcourt Education, detailed as follows:-

(1)	Yucai shall pay the annual Base Management Fee of RMB500,000 cash to Hartcourt Education prior to February 1 of that year;

(2)	Yucai shall pay the annual Performance Management Fee of RMB3,825,000 cash to Hartcourt Education prior to December 31 of that year, depending on its operating results;

(3)
Dong Shunsheng and His Fellows shall jointly guarantee that the Net Profit of Yucai can meet at least the payment of the Management Fee A specified in Clause 5.2.(1) and 5.2.(2) in the year of 2007, 2008 and 2009, and in the event of the Net Profit less than the Management Fee A, Dong Shunsheng and His Fellows shall make up the discrepancy to Hartcourt Education before December 31 of each year in respect thereof. The Management Fee A shall be paid fully depending on Yucai’s actual performance afterwards.

5.3
The Management Contract A shall have 20 years term, and effective from the date when Hartcourt Education legally obtains the 51% equity interest in the New Company. Yucai and Hartcourt Education may otherwise discuss the renewal as such term expires.

5.4	Dong Shunsheng shall provide the education management and consulting services to Yucai, detailed as follows:-

(1)	In charge of making and implementing the general management and financial management policy, etc. of Yucai and providing consulting services in practice;

(2)	In charge of making and implementing the routine teaching management of Yucai, and assigning expert (the Principal) to instruct and lead the management work of Yucai;

(3)	In charge of making and implementing teaching model and methodology of Yucai and providing consulting services in practice;

(4)	To provide consulting services in respect of the financial management;

(5)	Assisting Hartcourt Education to make material strategic decision of Yucai and the implementation procedure, as well as the consulting services as it may require.

5.5	Yucai shall pay Management Fee B to Dong Shunsheng and His Fellows, detailed as follows:-

(1)
Yucai shall pay the Management Fee B to Dong Shunsheng and His Fellows each year of (i) RMB3,675,000 cash, or (ii) Net Profit minus Management Fee A, whichever is lower, before December 31 of that year for 2007, 2008 and 2009; The Management Fee B shall be paid fully depending on Yucai’s actual performance afterwards.

5.6
The Management Contract B shall have 20 years term, effective from the date when Hartcourt Education legally obtains the 51% equity interest in the New Company. Yucai and Dong Shunsheng and His Fellows may otherwise discuss the renewal as such term expires.

6	REPRESENTATIONS AND WARRANTS

6.1	Dong Shunsheng and His Fellows herby jointly represents and warrants as follows:-

(1)	Liren shall be the actual beneficial owner of the 51% Sale Interests in the registered capital of the New Company and have full rights, interests, and control in this 51% interest.

(2)
Dong Shunsheng and His Fellows jointly assure that no third-party interest has been put against the Sale Interests such as pledge, lien, etc. from the incorporation of the New Company till the Delivery Date of the Sale Interests in the New Company, and no conflicts or disputes in respect of any interest stand thereon.

(3)
Dong Shunsheng and His Fellows jointly assure that under no circumstances, without the written consent from Hartcourt Education, they shall not sign and execute any documents on behalf of the New Company from its incorporation date till Delivery Date of the Sale Interests in the New Company.

(4)
Dong Shunsheng and His Fellows guarantee that Yucai shall pay the Management Fee A referred to in Clause 5 of this Agreement to Hartcourt Education in full amount with priority. Should Yucai fail to pay the aforesaid management fee in full amount, Dong Shunsheng and His Fellows shall make up the discrepancy to Hartcourt Education before December 31 of that year in respect thereof.

(5)
No false investment or capital withdrawal happens to Yucai, otherwise, Dong Shunsheng and His Fellows shall take full responsibility and liabilities and indemnify Yucai and Hartcourt Education for all the loss incurred; all the risks and losses before Hartcourt Education obtaining the 51% equity interests in the New Company, except otherwise expressly acceptable by Hartcourt Education, shall be borne by Dong Shunsheng and His Fellows, and provided any losses caused herewith to Yucai or Hartcourt Education, Dong Shunsheng and His Fellows shall assume the liabilities to indemnify.

(6)
Dong Shunsheng and His Fellows guarantee that the “Letter of Funding” and “Investment Agreement” duly signed by the Board and Related Natural Persons and presented to Hartcourt Education are all complete and no omittance or alike, provided any losses caused due to the abovementioned documents or similar herewith to Yucai, Dong Shunsheng and His Fellows shall assume all the liabilities and indemnify Yucai and Hartcourt Education for all the losses incurred.

(7)
As of the date of the Agreement, Dong Shunsheng and His Fellows shall not, directly or indirectly, sponsor or participate in sponsoring any education institutions that might potentially be competitive to Yucai in Zhejiang province.

6.2	Liren hereby represents and warrants as follows:-

(1)	Liren shall be the actual beneficial owner of the 51% Sale Interests in the registered capital of the New Company and have full rights, interests, and control in this 51% interest.
(2)
Liren assure that no third-party interest has been put against the Sale Interests such as pledge, lien, etc. from the incorporation of the New Company till the Delivery Date of the Sale Interests in the New Company, and no conflict and dispute in respect of any interest stands thereon.

(3)
Liren assure that under no circumstances, without the written consent from Hartcourt Education, it shall not sign and execute any documents on behalf of the New Company from its incorporation date till Delivery Date of the Sale Interests in the New Company.

(4)
As of the date of the Agreement, Liren shall not, directly or indirectly, sponsor or participate in sponsoring any education institution that might potentially be competitive to Yucai in Zhejiang province.

6.3	Hartcourt Education hereby represents and warrants as follows:-

(1)	Hartcourt Education is a duly incorporated and validly existing company.

(2)	Hartcourt Education has the corporate powers and authority to sign and execute this Agreement.

(3)
Hartcourt Education agrees to completely fulfill the obligations as specified in Management Contract A, and any losses resulted from the non-fulfillment of such obligations by Hartcourt Education shall be borne by itself, and it shall indemnify Yucai and Dong Shunsheng and His Fellows for all the losses incurred hereof.

(4)	Hartcourt Education guarantees to pay the Consideration of the Sale Interests in full when due.

(5)
Hartcourt Education guarantees that all the documents presented to Dong Shunsheng and His Fellows are true, and in the event of any losses caused by the untrue documents, Hartcourt Education shall assume the liabilities and indemnify Yucai and Dong Shunsheng and His Fellows for the losses incurred hereof.

7	FEES AND TAXES

(1)	Liren shall bear all the expenses or fees involved in the incorporation of the New Company and undertake all the possible taxes.

(2)	Liren and Yucai shall assume the respective share of the expenses incurred for the Sale Interests in the New Company and be obliged to pay taxes due and payable.

8	THE REGISTRATION OF THE OWNERSHIP CHANGE OF THE NEW COMPANAY

(1)	Liren shall complete all the formalities and procedures with Commercial & Industrial Bureau on the incorporation of the New Company within 15 business days of the date of the Agreement;
(2)
Dong Shunsheng and His Fellows, Liren are liable for changing the sponsor of Yucai to the New Company before the Delivery Date of the Sale Interests in the New Company, including but not limit to, obtain the permits from the Governmental Education Approval Authority;

(3)
In respect of registration of the ownership change with Commercial & Industrial Bureau related to the Sale Interests, Dong Shunsheng and His Fellows and Liren shall cooperate with the New Company to complete it before the Delivery Date of the Sale Interests in the New Company, Hartcourt Education shall provide necessary assistance thereto.

9	PROFIT ALLOCATION OF THE NEW JOINT VENTURE COMPANY

9.1
After Hartcourt Education controls the 51% equity interests in the New Company, the net profit, after deducting all the expenses as per the accounting standards, shall be allocated to Liren and Hartcourt Education based on their respective equity percentage in the New Company.

10	MANAGEMENT OF THE NEW JOINT VENTURE COMPANY

10.1
After Hartcourt Education controls the 51% equity interest in the New Company, the New Company will become a sino-foreign joint venture; the Chairman of the Board and finance controller of the New Company will be appointed by Hartcourt Education, while the general manager of which will be appointed by Liren. The Board of the New Joint Venture Company shall comprise of 5 directors, among which Hartcourt Education is entitled to nominate and appoint 3 directors, and Liren is entitled to nominate and appoint 2 directors.

10.2
After Hartcourt Education controls the 51% equity interest in the New Company, the Chairman of the Board and the Principal of Yucai will still be appointed by Liren, while the finance controller of which will be appointed by Hartcourt Education. The Board of Yucai shall comprise of 5 directors, among which Hartcourt Education is entitled to nominate and appoint 3 directors, and Liren is entitled to nominate and appoint 2 directors.

11	BUSINESS TERM OF THE NEW JOINT VENTURE COMPANY

11.1	After Hartcourt Education controls the 51% equity interest in the New Company, the business term of the new joint venture company shall be 50 years.

12	CONFIDENTIALITY

12.1	Dong Shunsheng and His Fellows, Liren and Hartcourt Education undertakes the responsibilities to keep all the known information and documents in connection with this Agreement strictly confidential;

12.2
Except legally required by relevant governmental authority or securities supervisory administration in respect hereof, without the consent of all its counterparties, no party shall divulge anything to any third party other than the parties in this Agreement.

13	BREACH OF THE AGREEMENT

13.1
Any party of Dong Shunsheng and His Fellows, Liren and Hartcourt Education, when fails to fulfill its obligations specified in this Agreement without legal reasons, shall assume the liabilities of breach to non-breaching party.

14	DISPUTE SETTLEMENT

14.1
Any dispute, controversy or claim arising out of or relating to this Agreement, shall be settled by negotiation and discussion between Dong Shunsheng and His Fellows, Liren and Hartcourt Education in good faith. This negotiation and discussion shall start immediately after one party sending out the written notice to the other parties in this regards.

14.2
In the event that the dispute, controversy or claim cannot be solved within 90 days of the aforesaid written notice, this dispute, controversy or claim, as any parties requires, and after informing the other parties, shall be submitted and settled by China International Economic and Trade Arbitration Commission, Shanghai Branch. Arbitration Rules will be final, and will be binding on Dong Shunsheng, Liren and Hartcourt Education.

15	GOVERNING LAW AND JURISDICATION

15.1	This Agreement shall be governed, construed and interpreted in accordance with the laws of the People’s Republic of China.

16	EFFECTIVENESS

16.1	This Agreement will be effective immediately upon duly signed by Dong Shunsheng and His Fellows, Liren and Hartcourt Education or their authorized representative.

17	MICELLANEOUS

17.1	The headings of the Clause in this Agreement are for reference only and shall not be construed as the interpretation of this Agreement.

17.2	This Agreement will be in eight original copies, one copy with each party, and each copy shall be deemed as equally authentic.

17.3	This Agreement will supersede all previous agreements, arrangements, memorandum of understandings between the parties hereto upon signed and executed by all parties.

IN WITNESS whereof this Agreement has been duly executed by all parties hereto the day and year first above written.

SIGNED by

/S/ DONG SHUNSHENG
DONG SHUNSHENG

SIGNED by
/S/ ZHANG XIAOXIAO
ZHANG XIAOXIAO

SIGNED by
/S/ XIA WEILAN
XIA WEILAN

SIGNED by
/S/ CAI DAQIN
CAI DAQIN

SIGNED by
/S/ XIA FENGLING
XIA FENGLING

SIGNED by
/S/ ZENG YUNWO
ZENG YUNWO

SIGNED by
for and on behalf of

/S/ WENZHOU LIREN EDUCATION GROUP CO., LTD
WENZHOU LIREN EDUCATION GROUP CO., LTD

SIGNED by
for and on behalf of

/S/ AI-ASIA INFORMATION TECHNOLGOY (SHANGHAI) CO., LTD
AI-ASIA INFORMATION TECHNOLGOY (SHANGHAI) CO., LTD

Schedule 1:  Amendments of the Article of Associations of Yucai

Schedule 2:  Primary Terms and Conditions of Letter of Warranty

1
Within twenty years upon the Letter of Warranty, provided that the Teaching Facility and Assets that are currently being used by Yucai ceases to be so, including but not limit to the changes of the purpose of land usage and obligee of the land and real properties, and which causes that Yucai cannot pay the Management Fee A to Hartcourt Education pursuant to Management Contract A, in this regards, Dong Shunsheng and His Fellows shall indemnify Hartcourt Education against all the losses incurred, including but not limit to the Management Fee A. Moreover, Dong Shunsheng and His Fellows shall provide Teaching Facility and Assets comparable to current property area in use to Yucai free of any charges and obligations;

2
In the event of any loss to the New Company or Yucai, caused by the Letter of Funding and Investment Agreement duly signed by the Board of Yucai and Related Natural Persons, Dong Shunsheng and His Fellows shall fully indemnify against all the losses and liabilities;

3	Whenever Dong Shunsheng and His Fellows obtain reasonable profit/returns from Yucai, they shall assign the profit/returns to the New Company in full amount;

4
Dong Shunsheng and His Fellows agree that Hartcourt Education and the New Company will audit the accounts of Yucai periodically, including without limitation, account vouchers, account books and audit report, etc.

5	The aforesaid warranties made by Dong Shunsheng and His Fellows shall be secured by all their equity interests in Liren in pledge.

Schedule 3:  Acknowledged Due Diligence Results & Financial Projections

Schedule 4:Primary Terms and Conditions of Management Contract A

1	Hartcourt Education shall provide education management and consulting service to Yucai, detailed as follows:-

(1)	Assisting to prepare and amend the corporate governance system, financial management policy of Yucai, etc.;
(2)	Assisting to introduce the overseas advanced teaching model and methodology;
(3)	Assisting Yucai to upgrade its financial management, and assign financial expert to instruct and manage the financial department of Yucai;
(4)	Assist to set up the employment guide and coordination committee for graduates, and assign the expert to instruct and coordinate the graduates employment;
(5)	To offer the overseas exchange opportunity for students of Yucai as it may practically need;
(6)	To offer the overseas training opportunity for faculty of Yucai as it may practically need;
(7)	Assisting Yucai to make material strategic decisions and the implementation procedures in detail;
(8)
Assisting to manage Yucai and the New Company in fully compliance with the regulations and rules of the United States Securities Exchange Commission, and offer the consulting service in the aspect of corporate governance, legal, financial management, audit, etc.;

(9)	Providing other related consulting service as it may be required by Yucai.

2	Yucai will pay the Management Fee A to Hartcourt Education, detailed as follows:-

(1)  Yucai shall pay the annual Base Management Fee of RMB500,000 cash to Hartcourt Education prior to February 1 of that year;
(2)  Yucai shall pay the annual Performance Management Fee of RMB3,825,000 cash to Hartcourt Education prior to December 31 of that year, depending on its operating results;
(3)  Dong Shunsheng and His Fellows shall jointly guarantee that the Net Profit of Yucai can meet at least the payment of the Management Fee A specified in Clause 5.2.(1) and 5.2.(2) in the year of 2007, 2008 and 2009, and in the event of the Net Profit less than the Management Fee A, Dong Shunsheng and His Fellows shall make up the discrepancy to Hartcourt Education before December 31 of each year in respect thereof. The Management Fee A shall be paid fully depending on Yucai’s actual performance afterwards.

3	Other expenses that Yucai shall bear, detailed as follows:-

All Expenses for Overseas student exchange of Yucai and overseas training for Yucai’s faculty shall be borne by Yucai;
The actual management expenses for Yucai incurred by Hartcourt Education, shall also be borne by Yucai.

4
The Management Contract A shall have 20 years term, and effective from the date when Hartcourt Education legally obtains the 51% equity interest in the New Company. Yucai and Hartcourt Education may otherwise discuss the renewal as such term expires.

Schedule 5:  Primary Terms and Conditions of Management Contract B

1	Dong Shunsheng shall provide the education management and consulting service to Yucai, detailed as follows:-

(1)	In charge of making and implementing the general management and financial management policy, etc. of Yucai and providing consulting service in practice;

(2)	In charge of making and implementing the routine teaching management of Yucai, and assigning expert (the Principal) to instruct and lead the management work of Yucai;

(3)	In charge of making and implementing teaching model and methodology of Yucai and providing consulting service in practice;

(4)	To provide consulting service in respect of the financial management;

(5)	Assist Hartcourt Education to make material strategic decision of Yucai and the implementation procedure, as well as the consulting service as it may require.

2	Yucai shall pay Management Fee B to Dong Shunsheng and His Fellows, detailed as follows:-

Yucai shall pay the Management Fee B to Dong Shunsheng and His Fellows each year of (i) RMB3,675,000 cash, or (ii) Net Profit - Management Fee A, whichever is lower, before December 31 of that year for 2007, 2008 and 2009; The Management Fee B shall be paid fully depending on Yucai’s actual performance afterwards.

3
The Management Contract B shall have 20 years term, effective from the date when Hartcourt Education legally obtains the 51% equity interest in the New Company. Yucai and Dong Shunsheng and His Fellows may otherwise discuss the renewal as such term expires.

Schedule 6:   Assets List and Property Right Certificates of Yucai

Schedule 7:               Employee Payroll and Students Roster of Yucai

Schedule 8:  All Licenses & Permits for Sponsoring and Running Yucai

Schedule 9:              Primary Terms and Conditions of the Sale and Purchase Agreement

1	Liren will sell its 51% equity interest in the New Company to Hartcourt Education.

2
The Consideration for the sale and purchase of the Sale Interests Shall be an aggregate of US$2,000,000 cash and 5,500,000 Restricted Shares of Hartcourt Common Stock, based on the assets of Yucai, the capital injected to the New Company from Liren and the financial projections each year in the future.

3	Hartcourt Education shall credit the Consideration to the accounts designated by Liren.

4
The Delivery Date of the Sale Interests in the New Company shall be within 30 business days upon obtaining the offcial approval from Governmental Agency on Foreign Investment; and Since the Delivery Date of the Sale Interests in the New Company, Hartcourt Education shalll take over the 51% control of the New Company from Liren as shareholder pursuant to the Agreement.

5	Hartcourt Education shall credit the Consideration to the nominees designated by Liren in four installments, satisfied as details hereunder:-

(1)
Within 30 business days upon the Delivery Date of the Sale Interest in the New Company, Hartcourt Education shall issue and allot the Consideration of total 5,500,000 Restricted Shares of Hartcourt Common Stock to the nominees designated by Liren. Hartcourt and Hartcourt Education shall jointly guarantee the average closing price of the 3 days immediately prior to the Consideration Shares Trading Date at not less than US$0.50 per share, otherwise, Hartcourt shall, within 10 business days from the Consideration shares Trading Date, credit additional cash or issue and allot to the nominees additional new Restricted Shares of Hartcourt Common Stock to make it up.

(2)	Within 30 business days upon the Delivery Date of the Sale Interests in the New Company, Hartcourt Education shall credit US$1,000,000 cash Consideration to the accounts designated by Liren;
(3)	Before July 31, 2007, Hartcourt Education shall credit US$500,000 cash Consideration to the accounts designated by Liren;
(4)	Before January 31, 2008, Hartcourt Education shall credit US$500,000 cash Consideration to the accounts designated by Liren.

6
After Hartcourt Education controls the 51% equity interest in the New Company, the New Company will become a sino-foreign joint venture; the Chairman of the Board and finance controller of the New Company will be appointed by Hartcourt Education; The Board of the New Joint Venture Company shall comprise of 5 directors, among which Hartcourt Education is entitled to nominate and appoint 3 directors, and Liren is entitled to nominate and appoint 2 directors.

7
After Hartcourt Education controls the 51% equity interest in the New Company, the Chairman of the Board and the Principal of Yucai will still be appointed by Liren, while the finance controller of which will be appointed by Hartcourt Education. The board of Yucai shall comprise of 5 directors, among which Hartcourt Education is entitled to nominate and appoint 3 directors, and Liren is entitled to nominate and appoint 2 directors.

8
After Hartcourt Edcuation controls the 51% equity interest in the New Company, the Net Profit shall be allocated to Liren and Hartcourt Education based on their respective equity percentage in the New Company.

9	The business term of the New Joint Venture Company shall be 50 years.

Schedule 10:  Primary Terms and Conditions of the Share Consideration